Exhibit 99-1

NewLake Capital Partners Reports Second Quarter 2026 Financial Results

Second Quarter 2026 Revenue Totaled $12.1 Million

Second Quarter 2026 Net Income Attributable to Common Stockholders Totaled $5.9 Million, Funds from Operations Totaled $9.9 Million, and Adjusted Funds from Operations Totaled $10.3 Million

Conference Call and Webcast Scheduled for August 6, 2026, at 11 a.m. Eastern Time

New Canaan, CT, August 05, 2026 — NewLake Capital Partners, Inc. (OCTQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced its financial results for the second quarter ended June 30, 2026.

“Our second quarter results were consistent with our expectations, highlighted by 100% collection of contractual rent during the period,” said Anthony Coniglio, NewLake's President and Chief Executive Officer. “We remain focused on disciplined capital allocation and managing risk across our portfolio. Subsequent to quarter end, we were pleased to extend the maturity of our revolving credit facility to May 2029 while lowering our borrowing cost, and deploy capital into an accretive dispensary acquisition in Kentucky.”

Second Quarter 2026 Financial Highlights

◦Total revenue of $12.1 million.
◦Net income attributable to common stockholders totaled $5.9 million, or $0.29 per share of common stock.
◦Funds From Operations (“FFO”)(1) totaled $9.9 million, or $0.47 per share of common stock.
◦Adjusted Funds From Operations (“AFFO”)(1) totaled $10.3 million, or $0.49 per share of common stock.
◦Declared a second quarter dividend of $0.43 per share of common stock, equivalent to an annualized dividend of $1.72 per common share.

Comparison to the First Quarter ended March 31, 2026

◦Revenue totaled $12.1 million, as compared to $12.3 million, a decrease of 1.8%.
◦Net income attributable to common stockholders totaled $5.9 million, as compared to $5.8 million, an increase of 2.1%.
◦FFO totaled $9.9 million, as compared to $9.7 million, an increase of 1.2%.
◦AFFO totaled $10.3 million, as compared to $10.1 million, an increase of 1.7%.

Balance Sheet Highlights as of June 30, 2026

◦Cash and cash equivalents as of June 30, 2026, were $25.8 million.
◦Gross real estate assets of $433.2 million, including one property classified as Real Estate Held for Sale.
◦Maintained a conservative leverage profile with only $7.6 million outstanding under the Company’s $90.0 million revolving credit facility, representing a debt-to-total gross assets ratio of 1.6%, and a debt-to-EBITDA of approximately 0.2x.

Recent Developments

◦On August 5, 2026, the Company amended its $90.0 million revolving credit facility, reduced the interest rate from Prime plus 1.0% to Prime, and extended the maturity date to May 2029.
◦In August, the Company purchased a dispensary located in Kentucky for approximately $0.6 million and committed to fund approximately $1.6 million for improvements.
(1) FFO and AFFO are presented on a dilutive basis.

Financial Results

The following table summarizes the Company’s financial results for the three and six months ended June 30, 2026 (dollars in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30, 2026
	2026	2025	2026	2025
Total Revenue	$12,087	$12,932	$24,395	$26,142

Net Income Attributable to Common Stockholders	$5,896	$7,319	$11,670	$13,615
Net Income Attributable to Common Stockholders Per Share - Diluted	$0.29	$0.35	$0.56	$0.66

FFO Attributable to Common Stockholders - Diluted	$9,857	$11,352	$19,591	$21,634
FFO per share – Diluted	$0.47	$0.54	$0.93	$1.03

AFFO Attributable to Common Stockholders - Diluted	$10,262	$11,455	$20,352	$22,178
AFFO per share – Diluted	$0.49	$0.55	$0.97	$1.06

For the three months ended June 30, 2026, the Company generated total revenue of approximately $12.1 million, representing a 6.5% decrease compared to $12.9 million for the same period in 2025. The decrease was driven by the loss of rental income from three properties that became available for lease during 2025. The decrease was partially offset by annual contractual rent escalations, a full quarter of rental income from two Ohio dispensaries acquired in 2025, and rental income associated with improvement allowances funded for one Ohio dispensary.

For the six months ended June 30, 2026, the Company generated total revenue of approximately $24.4 million, representing a 6.7% decrease compared to $26.1 million for the same period in 2025. The decrease was driven by the loss of rental income from three properties that became available for lease during 2025. The decrease was partially offset by annual contractual rent escalations, a full six months of rental income from two Ohio dispensaries acquired in 2025, and rental income associated with improvement allowances funded for one Ohio dispensary.

The decline in AFFO for the three and six months ended June 30, 2026 was primarily driven by the loss of rental income and additional property carrying costs associated with properties available for lease, resulting in decreases of approximately 10.4% and 8.2%, respectively, compared to the corresponding periods in 2025.

Investment Activity
Portfolio and Tenant Updates
The Cannabist Company
On March 24, 2026, The Cannabist Company ("Cannabist"), which operates at four of the Company's properties, including two properties located in Illinois and two properties located in Massachusetts, publicly announced that it had entered into definitive agreements to sell certain assets and entered into a non-binding memorandum of understanding for the sale of certain production, manufacturing, distribution and sale operations (through the sale of equity or assets) in six states, including Illinois and Massachusetts, where we lease properties to Cannabist, and commenced restructuring proceedings under the Companies Creditors Arrangement Act ("CCAA") in Canada. On May 9, 2026, the U.S. Bankruptcy Court for the District of Delaware granted recognition of the Canadian restructuring proceedings under Chapter 15 of the U.S. Bankruptcy Code. The Company continues to monitor developments related to this tenant and its restructuring proceedings.
During the three months ended June 30, 2026, we collected full rent for each of the four properties leased to Cannabist and the tenant remains current on its contractual lease obligations to us. We hold aggregate security deposits totaling approximately $481.6 thousand across these four properties.
In July 2026, Vireo Growth Inc. announced that it entered into a definitive agreement (subject to customary closing conditions) with Cannabist to acquire certain cannabis operations in five states, including Illinois and Massachusetts, where we lease properties to Cannabist. We continue to monitor developments related to Cannabist, the proposed transaction, and their impact, if any, on our leased properties and contractual lease obligations.

Financing Activity

Revolving Credit Facility

As of June 30, 2026, the Company had $7.6 million in borrowings under its revolving credit facility and $82.4 million in funds available to be drawn, subject to sufficient collateral in the borrowing base. The revolving credit facility bears interest at a variable rate based upon the greater of (a) the Prime Rate quoted in the Wall Street Journal (Western Edition) (“Base Rate”) plus an applicable margin of 1.0% or (b) 4.75%. As of June 30, 2026, the interest rate on the revolving credit facility was 7.75%.
As of June 30, 2026, the Company was in compliance with the covenants under the revolving credit facility agreement.

Recent Developments

Revolving Credit Facility

On August 5, 2026, NLCP Operating Partnership, L.P. (the "Operating Partnership") entered into an amendment to its Revolving Credit Facility, amending the Loan and Security Agreement. The amendment (i) maintains aggregate revolving commitment of $90.0 million, with one existing regional bank providing the full commitment under the facility, subject to lender approval for borrowings in excess of $30.0 million in aggregate principal amount; (ii) extends the maturity date by two years from May 6, 2027 to May 6, 2029; (iii) modifies the interest rate such that borrowings bear interest at a variable rate equal to the greater of (a) the Prime Rate quoted in The Wall Street Journal (Western Edition) and (b) 6.25%; and (iv) revises the unused line fee provisions.

Property Acquisition

In August 2026, the Company acquired a dispensary located in Kentucky for approximately $0.6 million and committed approximately $1.6 million to fund improvements at the property. The property was simultaneously leased to an existing tenant.
Dividend
On June 12, 2026, the Company’s Board of Directors declared a second quarter 2026 cash dividend of $0.43 per share of common stock, equivalent to an annualized dividend of $1.72 per share of common stock. The dividend was paid on July 15, 2026, to stockholders of record at the close of business on June 30, 2026, and represents an AFFO payout ratio of 88%.
Conference Call and Webcast Details:

Management will host a conference call and webcast at 11:00 a.m. Eastern Time on August 6, 2026, to discuss its quarterly financial results and answer questions about the Company's operational and financial highlights for the second quarter ended June 30, 2026.

Event:	NewLake Capital Partners Inc. Second Quarter 2026 Earnings Call
Date:	Thursday, August 6, 2026
Time:	11:00 a.m. Eastern Time
Live Call:	1-877-407-3982 (U.S. Toll-Free) or 1-201-493-6780 (International)
Webcast:	https://ir.newlake.com/news-events/ir-calendar

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until August 20, 2026, and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13761531.

About NewLake Capital Partners, Inc.

NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 35 properties, including 15 cultivation facilities and 20 dispensaries, primarily leased to single tenants under triple-net lease agreements. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “remain” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. All of our statements regarding anticipated growth in our funds from operations, adjusted funds from operations, anticipated market conditions, and results of operations are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Use of Non-GAAP Financial Information

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

Contact Information:
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
NewLake Capital Partners, Inc.
lmeyer@newlake.com

Investor Contact:
Valter Pinto, Managing Director
KCSA Strategic Communications
NewLake@KCSA.com
PH: (212) 896-1254

Media Contact:
Ellen Mellody, Senior Vice President
KCSA Strategic Communications
EMellody@KCSA.com
PH: (570) 209-2947

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
Assets:
Real Estate
Land	$22,903	$22,903
Building and Improvements	405,358	404,983
Total Real Estate	428,261	427,886
Less Accumulated Depreciation	(64,654)	(57,916)
Net Real Estate	363,607	369,970
Real Estate Held for Sale	4,802	4,802
Cash and Cash Equivalents	25,762	23,937
In-Place Lease Intangible Assets, net	14,725	15,710
Loan Receivable, net (Current Expected Credit Loss of $51 and $71, respectively)	4,949	4,929
Other Assets	1,003	1,481
Total Assets	$414,848	$420,829

Liabilities and Equity:

Liabilities:
Accounts Payable and Accrued Expenses	$1,078	$1,307
Revolving Credit Facility	7,600	7,600
Dividends and Distributions Payable	9,048	9,169
Security Deposits	6,748	6,728
Rent Received in Advance	1,405	1,013
Other Liabilities	91	324
Total Liabilities	25,970	26,141

Commitments and Contingencies

Equity:
Preferred Stock, $0.01 Par Value, 100,000,000 Shares Authorized, 0 Shares Issued and Outstanding, respectively	—	—
Common Stock, $0.01 Par Value, 400,000,000 Shares Authorized, 20,580,766 and 20,552,632 Shares Issued and Outstanding, respectively	206	205
Additional Paid-In Capital	447,704	447,185
Accumulated Deficit	(65,670)	(59,449)
Total Stockholders' Equity	382,240	387,941

Noncontrolling Interests	6,638	6,747
Total Equity	388,878	394,688

Total Liabilities and Equity	$414,848	$420,829

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue:
Rental Income	$11,786	$12,564	$23,548	$25,151
Interest Income from Loans	140	137	277	271
Fees and Reimbursables	161	231	570	720
Total Revenue	12,087	12,932	24,395	26,142

Expenses:
Reimbursable Property Expenses	50	41	385	668
Property Carrying Costs	135	5	367	5
Depreciation and Amortization Expense	3,864	3,877	7,731	7,760
General and Administrative Expenses:
Compensation Expense	976	670	1,958	1,875
Professional Fees	396	197	910	803
Other General and Administrative Expenses	540	554	916	964
Total General and Administrative Expenses	1,912	1,421	3,784	3,642
Total Expenses	5,961	5,344	12,267	12,075

Loss on Sale of Real Estate	—	(34)	—	(34)
Provision for Current Expected Credit Loss	9	10	20	23

Income From Operations	6,135	7,564	12,148	14,056

Other Income (Expense):
Other Income	78	91	152	177
Interest Expense	(216)	(210)	(431)	(384)
Total Other Income (Expense)	(138)	(119)	(279)	(207)

Net Income	5,997	7,445	11,869	13,849

Net Income Attributable to Noncontrolling Interests	(101)	(126)	(199)	(234)

Net Income Attributable to Common Stockholders	$5,896	$7,319	$11,670	$13,615

Net Income Attributable to Common Stockholders Per Share - Basic	$0.29	$0.36	$0.57	$0.66

Net Income Attributable to Common Stockholders Per Share - Diluted	$0.29	$0.35	$0.56	$0.66

Weighted Average Shares of Common Stock Outstanding - Basic	20,642,907	20,613,866	20,644,458	20,602,635

Weighted Average Shares of Common Stock Outstanding - Diluted	21,013,124	20,974,923	21,016,198	20,971,160

Non-GAAP Financial Information

Funds From Operations

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently and therefore the Company’s computation of FFO may not be comparable to such other REITs.

Adjusted Funds From Operations

The Company calculates AFFO by starting with FFO and adjusting for non-cash and certain non-recurring transactions, including non-cash components of compensation expense and the effect of provisions for credit loss. Other REITs may not define AFFO in the same manner and therefore the Company’s calculation of AFFO may not be comparable to such other REITs. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.
The table below is a reconciliation of net income attributable to common stockholders to FFO and AFFO for the three and six months ended June 30, 2026 and 2025 (in thousands, except share and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net Income Attributable to Common Stockholders	$5,896	$7,319	$11,670	$13,615
Net Income Attributable to Noncontrolling Interests	101	126	199	234
Net Income	5,997	7,445	11,869	13,849

Adjustments:
Real Estate Depreciation and Amortization	3,860	3,873	7,722	7,751
Loss on Sale of Real Estate	—	34	—	34
FFO Attributable to Common Stockholders - Diluted	9,857	11,352	19,591	21,634
Provision for Current Expected Credit Loss	(9)	(10)	(20)	(23)
Stock-Based Compensation	348	47	647	434
Non-cash Interest Expense	67	67	135	135
Amortization of Straight-line Rent Expense	(1)	(1)	(1)	(2)
AFFO Attributable to Common Stockholders - Diluted	$10,262	$11,455	$20,352	$22,178

FFO per share – Diluted	$0.47	$0.54	$0.93	$1.03

AFFO per share – Diluted	$0.49	$0.55	$0.97	$1.06